Exhibit 10.1

August 25, 2026

GEOVAX LABS, INC.

Holder of Common Stock Purchase Warrants

Re: Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

GeoVax Labs, Inc., a Delaware corporation (the “Company”), is pleased to offer to you (the “Holder”) the opportunity to exercise all of the Common Stock Purchase Warrants issued to you on February 17, 2026 (with a current exercise price of $2.31 per share) (the “February I 2026 Warrants”), February 17, 2026 (with a current exercise price of $2.31 per share) (the “February II 2026 Warrants”), March 31, 2026 (with a current exercise price of $1.36 per share) (the “March 2026 Warrants”), May 8, 2026 (with a current exercise price of $1.65 per share) (the “May 2026 Warrants”), May 19, 2026 (with a current exercise price of $1.48 per share) (the “May 19 I 2026 Warrants”), and May 19, 2026 (with a current exercise price of $1.48 per share) (the “May 19 II 2026 Warrants” and, collectively with the February I 2026 Warrants, February II 2026 Warrants, March 2026 Warrants, May 2026 Warrants, May 19 I 2026 Warrants and May 19 II 2026 Warrants, the “Existing Warrants”), in amounts as set forth on the signature page to this letter.

The resale of the shares of common stock, par value $0.001 per share (“Common Stock”), underlying the (i) February I 2026 Warrants and February II 2026 Warrants have been registered pursuant to a registration statement on Form S-1 (File No. 333-295082); (ii) March 2026 Warrants have been registered pursuant to a registration statement on Form S-1 (File No. 333-295081); and (iii) May 2026 Warrants, May 19 I 2026 Warrants and May 19 II 2026 Warrants have been registered pursuant to a registration statement on Form S-1 (File No. 333-296214) (collectively, the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as the case may be, of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for exercising the number of Existing Warrants held by you as set forth on the signature page hereto (the “Warrant Exercise”), the Company hereby offers to issue you or your designee a new unregistered Common Stock Purchase Warrant (“New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares of Common Stock equal to 200% of the number of Warrant Shares issued pursuant to the Warrant Exercise hereunder, which New Warrant shall be in the form attached hereto as Annex B. The New Warrants will be exercisable on or after the date (the “Stockholder Approval Date”) on which approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market from the stockholders of the Company with respect to the exercise of the New Warrants and the issuance of all of the Warrant Shares upon exercise thereof (the “Stockholder Approval”), have an exercise price of $0.64 per share and have a term of exercise of five (5) years from the Stockholder Approval Date.

The original New Warrant certificates will be delivered within one (1) Business Day following the date hereof. Notwithstanding anything herein to the contrary, in the event the exercise of Existing Warrants would otherwise cause the Holder to exceed a beneficial ownership limitation equal to 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such exercise (“Beneficial Ownership Limitation”), the Company shall only issue such number of Warrant Shares to the Holder that would not cause such Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from such Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced either (i) through this agreement and the Existing Warrants which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be payable) or issuance of a pre-funded warrant agreement in substantially the same form as the New Warrant. For purposes of this agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

Expressly subject to the paragraph immediately following this paragraph, the Holder may accept this offer by signing this letter below, with such acceptance constituting such Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on such Holder’s signature page hereto (the “Warrants Exercise Price”) on or before 11:59 p.m. Eastern on August 25, 2026.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Holder represents and warrants that it is an “accredited investor” as defined in Rule 501 of the Securities Act and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the Common Stock issuable upon exercise of the New Warrants will initially be registered under the Securities Act.

Subject to the provisions of this letter regarding registration, the Holder understands that the New Warrants and the Common Stock underlying New Warrants are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Certificates evidencing Common Stock underlying the New Warrants shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such Common Stock is effective under the Securities Act, (ii) following any sale of such Common Stock pursuant to Rule 144 under the Securities Act (assuming cashless exercise of the New Warrants), (iii) if such Common Stock may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such Common Stock, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (iv), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If such Common Stock may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Stock shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the transfer agent of a certificate representing the Common Stock underlying the New Warrants issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of such Holder shall credit the account of such Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to the Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Common Stock or Warrant Shares (based on the VWAP of the Common Stock on the date such Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to such Holder by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of Common Stock, or a sale of a number of Common Stock equal to all or any portion of the number of Common Stock that such Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to such Holder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Holder to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the New Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if there is no effective registration statement covering the resale of all of the New Warrant Shares and the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the New Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of the undersigned’s New Warrant on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the undersigned to transfer the New Warrant Shares pursuant to Rule 144. The payments to which the undersigned shall be entitled pursuant to this Section (g) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

From the date hereof until September 24, 2026, neither the Company nor any subsidiary of the Company shall (i) other than Excluded Securities (as such term is defined in the New Warrants), issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or any securities of the Company or any subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, or (ii) file any registration statement, or amendment or supplement thereto, with the Commission other than those filed pursuant to this agreement, or substantially similar warrants outstanding on the date hereof.

From the date hereof until November 23, 2026, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this paragraph shall not apply in respect of an issuance of Excluded Securities, except that no security issued in connection with a Variable Rate Transaction shall be an Excluded Security.

If this offer is accepted and the transaction documents are executed on or before 11:59 p.m. ET on August 25, 2026, then on or before 8:30 a.m. ET on the date following the date hereof, the Company shall issue a press release or file a Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of such press release or the filing of such Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release or the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Existing Warrants shall be issued free of any legends or restrictions on resale by the Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within one (1) Business Day of the date hereof (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within one (1) Business Day of the date the Company is notified by the Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Existing Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

As soon as practicable (and in any event within thirty (30) calendar days of the date of this letter agreement), the Company shall file a resale registration statement (the “Resale Registration Statement”) on Form S-1 providing for the resale by the Holder of the New Warrant Shares issued and issuable upon exercise of the New Warrants. The Company shall use commercially reasonable efforts to keep such Resale Registration Statement effective at all times until no Holder owns any New Warrants (or, if applicable, a replacement pre-funded warrant as provided herein) or New Warrant Shares issuable upon exercise thereof. In addition, and if applicable, the Company shall hold an annual or special meeting of stockholders on or prior to October 29, 2026for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding. The Company shall set the record date for Stockholder Approval prior to the Closing Date.

Within one (1) Business Day from the Holder’s execution of this letter, the Holder shall make available for “Delivery Versus Payment” to the Company immediately available funds equal to the number of Existing Warrants being exercised multiplied by the exercise price per share as set forth above and the Company shall deliver the Warrant Shares via “Delivery Versus Payment” to the Holder and shall deliver the New Warrants registered in the name of such Holder.

[Signature Pages Follow]

Sincerely yours,

GEOVAX LABS, INC.

By: ____________________________

Name:

Title:

Accepted and Agreed to:

[HOLDER]

By: ____________________________

Name:

Title:

Aggregate Number of February I 2026 Warrants Exercised
Aggregate Existing February I 2026 Warrant Exercise Price
Aggregate Number of February II 2026 Warrants Exercised
Aggregate Existing February II 2026 Warrant Exercise Price
Aggregate Number of March 2026 Warrants Exercised
Aggregate Existing March 2026 Warrant Exercise Price
Aggregate Number of May 2026 Warrants Exercised
Aggregate Existing May 2026 Warrant Exercise Price
Aggregate Number of May 19 I 2026 Exercised
Aggregate Existing May 19 I 2026 Exercise Price
Aggregate Number of May 19 II 2026 Exercised
Aggregate Existing May 19 II 2026 Exercise Price
New Warrants: (200% of total Existing Warrants being exercised):
Existing Warrant Beneficial Ownership Blocker:
New Warrant Beneficial Ownership Blocker:
DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the Stockholder Approval, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then use commercially reasonable efforts to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. As publicly disclosed in the Company’s filings with the SEC, the Company is currently subject to a notice of delisting by the Nasdaq Capital Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

Annex B

[Form of Common Stock Purchase Warrant]